Exhibit 99.1

Dexcom Reports Preliminary, Unaudited Results for the Fourth Quarter and Fiscal Year 2025 and Initial 2026 Outlook

SAN DIEGO, CA - (BUSINESS WIRE-January 12, 2026) - DexCom, Inc. (Nasdaq: DXCM) today reported preliminary, unaudited results for the fourth quarter ended December 31, 2025 with total revenue of approximately $1.260 billion, an increase of 13% over the fourth quarter of 2024. U.S. revenue is expected to be approximately $892 million, representing growth of 11% over the fourth quarter of 2024. International revenue is expected to be approximately $368 million, an increase of 18% over the fourth quarter of 2024.

For fiscal 2025, total preliminary, unaudited revenue is approximately $4.662 billion, an increase of 16% over 2024. In conjunction with the preliminary fourth quarter results, the company is also reiterating 2025 non-GAAP gross profit margin guidance of approximately 61% and non-GAAP operating margin guidance of 20-21%.

“We are pleased to finish 2025 on a strong note with revenue exceeding the high end of our guidance and the initial launch of our latest sensor technology with the G7 15 Day system,” said Jake Leach, Dexcom’s president and CEO. “With clinical momentum building across the CGM category, we look forward to extending our growth runway through continued innovation and evidence generation in 2026.”

2026 Outlook

For 2026, Dexcom currently anticipates total revenue of $5.16 - $5.25 billion, representing expected growth of approximately 11-13% over 2025. This outlook considers sensor volume growth driven by increasing CGM awareness for people with diabetes, the continued rollout of Stelo, further international expansion, and overall market dynamics.

In addition, Dexcom currently estimates 2026 Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin to be at the following levels:
–Non-GAAP Gross Profit Margin of approximately 63 – 64%
–Non-GAAP Operating Margin of approximately 22 – 23%

Fourth Quarter 2025 Financial Results Conference Call

Dexcom will report its audited full fourth quarter and fiscal 2025 financial results on Thursday, February 12, 2026 after the close of market. Management is currently scheduled to host a conference call at 4:30 p.m. (Eastern Time) that day. More details will be provided later.

About DexCom, Inc.

Dexcom empowers people to take control of health through innovative biosensing technology. Founded in 1999, Dexcom has pioneered and set the standard in glucose biosensing for more than 25 years. Its technology has transformed how people manage diabetes and track their glucose, helping them feel more in control and live more confidently.

Dexcom. Discover what you’re made of. For more information, visit www.dexcom.com.

Category: IR

Statement Regarding Use of Non-GAAP Financial Measures

This press release includes non-GAAP financial measures. We have not reconciled our Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin guidance for fiscal years 2025 and 2026 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin is not available without unreasonable effort.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s preliminary, unaudited revenue for the fourth quarter of and the full fiscal year 2025, including growth rates; total revenue guidance for fiscal 2026; Non-GAAP Gross Profit Margin and Non-GAAP Operating Margin guidance for fiscal 2025 and 2026, including expected growth rates; and potential strategic and business opportunities. All forward-looking statements included in this press release are made as of the date of this release, based on information currently available to Dexcom as of the date hereof. Forward-looking statements deal with future events and therefore are subject to various risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Dexcom’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this communication or to conform these forward-looking statements to actual results.

FOR MORE INFORMATION:
Sean Christensen
Vice President, Finance and Investor Relations
(858) 203-6657
www.dexcom.com